UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2022

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	WRE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on February 25, 2022, Taryn D. Fielder and Washington Real Estate Investment Trust (the “Company”) agreed to a mutual separation, pursuant to which Ms. Fielder tendered her resignation as Senior Vice President, General Counsel and Corporate Secretary of the Company. Such resignation was effective on February 25, 2022.

In connection therewith, on March 5, 2022, the Company and Ms. Fielder entered into a Severance Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides for the payment of various benefits to Ms. Fielder (provided she does not revoke such agreement during a seven-day revocation period). Pursuant to the Separation Agreement, Ms. Fielder will receive a severance payment of $121,154. The Company also will subsidize her COBRA health premium for 5 months. Further, Ms. Fielder will also be entitled under the Separation Agreement to (a) an award under the Washington Real Estate Investment Trust Amended and Restated Executive Officer Short-Term Incentive Plan with respect to the 2022 performance period equal to the prorated amount of Ms. Fielder’s target bonus opportunity, with such proration calculated based on the number of days during the performance period Ms. Fielder was an employee, (b) an award under the Washington Real Estate Investment Trust Amended and Restated Executive Officer Long-Term Incentive Plan (“LTIP”) with respect to the Shareholder Return Equity Grant under each of the 2020-2022 LTIP cycle, the 2021-2023 LTIP cycle, and the 2022-2024 LTIP cycle, of fully vested shares based on the actual levels of achievement of the applicable shareholder return measures as of February 25, 2022, and with respect to the Strategic Goals Equity Grant under the 2020-2022 LTIP cycle and the 2022-2024 LTIP cycle, of fully vested shares based on the target level of achievement for the Strategic Goals Equity Grant, in each case, with the number of shares prorated based on the number of days during the applicable performance period Ms. Fielder was an employee, (c) vesting of all unvested restricted shares and restricted share units, and (d) the vesting of Ms. Fielder’s existing account balance and distribution in accordance with the Washington Real Estate Investment Trust Supplemental Executive Retirement Plan.

Pursuant to the Separation Agreement, Washington REIT has agreed to a general release of claims against Ms. Fielder, and Ms. Fielder has agreed to a general release of claims against Washington REIT. Ms. Fielder also has agreed to reasonably cooperate with and provide information to Washington REIT upon request, and she will receive reasonable and necessary expenses in connection therewith. The Separation Agreement also contains confidentiality and other customary provisions, as well as a 12-month non-solicitation covenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer

March 10, 2022
(Date)